UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2019 (March 11, 2019)

UNITED RENTALS, INC.

UNITED RENTALS (NORTH AMERICA), INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14387	06-1522496
Delaware	001-13663	86-0933835
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 First Stamford Place, Suite 700
Stamford, Connecticut	06902
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 622-3131

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced on the current report on Form 8-K filed on January 8, 2019, on May 8, 2019, Michael J. Kneeland will retire as the Chief Executive Officer of United Rentals, Inc. (the “Company”) and, in addition to continuing to serve as a director, will be appointed as non-executive chairman of the Board of Directors. For the three year period commencing on May 8, 2019 and ending on the date of the Company’s 2022 annual meeting of shareholders, Mr. Kneeland’s only compensation for his service as chairman and a director will be a $500,000 annual cash retainer, and he will not be eligible to receive equity grants in such role.

On March 11, 2019, in connection with his service as Chief Executive Officer and the ordinary course grant of 2019 long-term incentive awards, the Compensation Committee of the Company’s Board of Directors (the “Committee”) approved an award of 10,080 time-based restricted stock units (“RSUs”) and 40,320 performance-based restricted stock units (“PRSUs”) to Mr. Kneeland under the Company’s Second Amended and Restated 2010 Long Term Incentive Plan. The awards will be subject to the same terms and conditions of the applicable award agreements approved by the Committee on such date (each, an “Award Agreement”), which clarify that Mr. Kneeland’s awards will continue to vest based on his service as a non-employee director of the Company. Mr. Kneeland is not eligible to receive retirement treatment under the terms of the RSUs or PRSUs.

Subject to Mr. Kneeland’s continued employment through May 8, 2019, and his service as a non-employee director of the Company after such date, (i) the RSUs will vest ratably in thirds on the first three anniversaries of the grant date and (ii) one-third of the target number of PRSUs may be earned for each “performance period” (as defined in the applicable Award Agreement) based on the achievement of applicable performance goals. If the Board fails to nominate him for re-election to the Company’s Board of Directors for the term beginning on the date of the Company’s 2021 annual meeting of shareholders, his outstanding RSUs will accelerate and vest on the date of Mr. Kneeland’s termination of service as a non-employee director and his outstanding PRSUs will continue to vest and be earned based on actual performance.

The RSUs and PRSUs may be subject to forfeiture and/or repayment to the Company upon a violation by Mr. Kneeland of certain one-year non-competition and non-solicitation provisions.

The foregoing summary of the Award Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of each agreement, which are filed herewith as Exhibits 10.1 and 10.2, and incorporated by reference herein in their entirety.

Item 9.01.	Financial Statements and Exhibits.

10.1 Form of Restricted Stock Unit Agreement

10.2 Form of Restricted Stock Unit Agreement (Performance Based)

Exhibit No.	Description

10.1	Form of Restricted Stock Unit Agreement

10.2	Form of Restricted Stock Unit Agreement (Performance Based)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 15, 2019

UNITED RENTALS, INC.

By:	/s/ Craig Pintoff
	Name:	Craig Pintoff
	Title:	Executive Vice President – Chief Administrative and Legal Officer

UNITED RENTALS (NORTH AMERICA), INC.

By:	/s/ Craig Pintoff
	Name:	Craig Pintoff
	Title:	Executive Vice President – Chief Administrative and Legal Officer